Exhibit 99.1

                         AGREEMENT OF PURCHASE AND SALE
                         ------------------------------

     THIS AGREEMENT OF PURCHASE AND SALE ("Agreement"), is made this November 4, 2003 by and between N. HENRY STREET REALTY CO, LLC, a Virginia limited liability company ("Seller") and CAPITAL ASSOCIATES MANAGEMENT, LLC, a North Carolina limited liability company ("Purchaser").

                                    RECITALS:

     A. Seller is the owner of certain real property located in the City of Alexandria, Commonwealth of Virginia, having a street address of 800 North Henry Street, containing approximately 112,710 square feet of land area, more or less, and as more particularly identified and described on Exhibit A, attached hereto and made a part hereof (the "Land"), together with all currently existing and future easements, rights, privileges, rights-of-way, hereditaments, tenements and appurtenances belonging to the Land, all right, title and interest in and to all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights of way, in, on, across, in front of, contiguous to, abutting or adjoining the Land (collectively with the Land, the "Real Property").

     B. There currently exist improvements on the Land comprised of one (1) commercial office building (the "Building"), containing 75,700 rentable square feet of space (together with all other improvements and infrastructure associated therewith collectively, the "Improvements").

     C. A portion of the Building is leased to Wal-Mart Stores, Inc. on a month-to-month basis (the "Wal-Mart Lease"). The Building is otherwise currently one hundred percent (100%) leased to and occupied by On-Site Sourcing, Inc., a Virginia corporation and an affiliate of Seller ("On-Site").

     D. Seller is the owner of certain intangible property used or useable in connection with the Real Property, including, but not limited to Seller's rights, if any, in and to all books, records, promotional material, leasing prospects, plans, drawings, designs, surveys, warranties, trade names, licenses, permits and authorizations used or useable in connection with any part of the Real Property and/or Improvements (collectively, the "Intangible Property") (the Real Property, Improvements and Intangible Property are sometimes collectively referred to herein as the "Property").

     E. Seller is a party to those certain service and maintenance contracts concerning the Property as are more particularly identified on Exhibit B attached hereto (herein, the "Service Contracts").

     F. Purchaser desires to acquire the Property from Seller, and Seller desires to sell the Property to Purchaser, in accordance with the terms and conditions hereinafter set forth.

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     G. Following Seller's conveyance of the Property to Purchaser, Purchaser desires to lease certain of the same Property to Seller, and Seller desires to lease such property from Purchaser, in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, made one to another, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Agreement of Purchase and Sale. Seller hereby agrees to sell and convey the Property to Purchaser, and Purchaser hereby agrees to purchase the Property from Seller, in accordance with the terms and provisions hereof.

     2. Title.

     (a) Title to the Property shall be good and marketable, of record and in fact, free and clear of all occupancy agreements, liens, encumbrances and encroachments and subject only to the operation and effect of the Permitted Exceptions (as hereafter defined). "Permitted Exceptions" shall be deemed to mean (i) the On-Site Lease (as defined in Section 11 hereof) and the Wal-Mart tenancy (which Seller shall make reasonable efforts to convert to a sublease under the On-Site Lease prior to Settlement, but in any event which tenancy shall not extend beyond the term of the On-Site Lease), (ii) all matters capable of being reflected or disclosed on a current and accurate survey (the "Survey") of the Property, to the extent not objected to by Purchaser, or objected to but cured by Seller under Subsection 2(b) below, (iii) all instruments and matters of record among the Land Records of the City of Alexandria, Virginia and reflected on a commitment for title insurance (the "Title Commitment") from a title insurer selected by Purchaser (the "Title Company") covering the Property, to the extent not objected to by Purchaser, or objected to but cured by Seller under Subsection 2(b) below, (iv) liens for taxes not yet due and payable, (v) all zoning, development, building and other laws, codes and regulations, and
(vi) recorded easements and other rights of way for utilities and covenants and restrictions applicable to the general area adjacent to the Property. Purchaser's objections to the Survey or Title Commitment shall be set forth in a written notice to Seller given on or before November 22, 2003 (the period from the date hereof through November 22, 2003, for purposes of this Section 2, the "Title Period"). Notwithstanding anything to the contrary contained in this Agreement, Purchaser hereby specifically disapproves of any right or claim of occupancy of all or any part of the Property (other than in connection with the On-Site Lease and the Wal-Mart Sub-Lease and tenancy), and all liens evidencing monetary encumbrances (except the liens securing the Wachovia Debt), and Seller agrees to cause all such liens to be eliminated at Seller's sole cost and expense prior to or concurrently with the Settlement.

     (b) Title to the Property shall be deemed good and marketable if the Title Company agrees to insure fee simple title to the Property and issue to Purchaser, at standard premium rates (which may include extra charges for endorsements requested by Purchaser), an owner's title insurance policy, subject only to the Permitted Exceptions (as defined above). If there are material title




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or survey defects disclosed by the Survey or the Title Commitment, Purchaser shall notify Seller of such title defects within the Title Period and Seller shall within five (5) days from receiving notice elect, by written notice to Purchaser, to cure or not to cure such defect(s). If Seller elects not to cure the title or survey defect (or any of them) in accordance with the preceding sentence, then Purchaser, within five (5) days from receipt of Seller's written notice of such election (or the lapse of the notice period, as applicable), shall elect by written notice to Seller to either (1) waive the title and/or defect and proceed with Settlement, or (2) terminate this Agreement, in which event this Agreement shall terminate and the Deposit shall be returned to Purchaser, upon which neither party shall have any further right or claim hereunder. Seller covenants and agrees that during the term of this Agreement, except with the prior written consent of Purchaser, it will not take or fail to take any action the result of which would cause title to the Property to differ from the condition of the title described in this Section 2 ("Approved Condition of Title").

     3. Purchase Price. The purchase price ("Purchase Price") for the Property is Nine Million Nine Hundred Thousand Dollars ($9,900,000) and shall be paid, at Settlement, as follows:

     (a) At Settlement, Purchaser shall assume Seller's existing debt secured by the Property, previously extended by Wachovia Bank, N.A. ("Wachovia") to Seller, currently in the approximate principal amount of Five Million Two Hundred Thousand Dollars ($5,200,000.00) (the "Wachovia Debt"). Purchaser shall submit all applications and fees, and otherwise make diligent and good faith efforts, to obtain approval by Wachovia of Purchaser's assumption of the Loan. In the alternative, Purchaser may, at its sole option, elect to, or if Purchaser's assumption of the Wachovia Debt is denied by Wachovia Purchaser shall be required to, repay the Wachovia Debt at Closing, together with any defeasance or prepayment penalties or costs relating thereto (collectively, the "Prepayment Costs"), which the parties estimate shall be approximately $830,000. Regardless of whether Purchaser elects to assume or repay the Wachovia Debt, the Purchase Price shall be credited with (i) the amount of the Prepayment Costs (which, in the event of an assumption, shall be calculated as if Purchaser had elected to repay the Wachovia Debt), and (ii) the principal, accrued interest, and any other amounts owing to Wachovia with respect to the Wachovia Debt as of Settlement, which are paid or assumed by Purchaser (exclusive of the Prepayment Costs).

     (b) The remainder of the Purchase Price (of which the Deposit will be a part), in the approximate amount of Three Million Eight Hundred Seventy Thousand Dollars ($3,870,000.00) will be paid to Seller by federal wire transfer of funds.


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

     4. Deposit. (a) Prior to the date hereof, Purchaser has delivered to Commonwealth Land Title Insurance Company, as escrow agent (in such capacity, the "Escrow Agent"), a deposit of One Hundred Thousand Dollars ($100,000) by federal wire transfer of funds, to be held by Escrow Agent, in escrow, in a federally insured interest-bearing account at a financial institution designated by Purchaser (the "Escrow Account"). As used herein, the term "Deposit" shall include the initial cash deposit and any accrued interest in the Escrow Account. Such Deposit shall be deemed non-refundable and forfeited and paid to Seller except in the express circumstances described herein.

     (b) The Deposit shall be credited by Seller in favor of Purchaser as part of the Purchase Price upon Settlement or delivered to Purchaser or Seller as is specifically set forth in this Agreement.

     (c) If this escrow shall be involved in any litigation or controversy, the parties hereto shall severally hold the Escrow Agent free and harmless against any cost or expense that may be suffered by it by reason of such litigation or controversy, other than due to its negligence or malfeasance. All such costs and expenses shall be paid by the party who does not prevail in such litigation. In addition, the party who prevails shall be indemnified against any cost or expense, including reasonable attorneys' fees (both at trial and on appeal), and replacement of any depletion in the escrow funds, if such funds are ultimately to be paid to the prevailing party. This provision shall survive any termination of this Agreement.

     (d) In the event conflicting demands are made, or notices served, upon the Escrow Agent with respect to this escrow, the Escrow Agent shall have, without limitation, the following rights and obligations:

     (i) Withhold and stop all further proceedings in, and performance of this escrow for a reasonable period of time to permit resolution; or

     (ii) File a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights amongst themselves. In the event such interpleader suit is brought, and the escrow funds paid and/or delivered into court, the Escrow Agent shall ipso facto be fully released and discharged from all obligations to perform any and all duties or obligations relative to such funds which are imposed upon it by this Agreement.

     (iii) The Escrow Agent, in its capacity as escrow agent, is not to be held liable for the sufficiency or correctness of the form, manner of execution or validity of any instrument that might be deposited into the escrow, nor as to the identity, authority or rights of any person executing the same, nor the failure of any other party to comply with any provisions of any agreement, contract or other instrument filed herein, and its duties hereunder shall be limited to the safekeeping of the money, instruments, or other documents received by it, and for the disposition of the same in accordance with the provisions of this Agreement, and for the discharge of its obligations specified in this Section.


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

     (iv) Prior to the earlier of the Settlement or the termination of this Agreement in accordance with its terms, neither party shall have the right to withdraw any instruments or monies deposited by them with the Escrow Agent, except as herein specifically provided.

     5. Settlement. Settlement shall take place on or before December 31, 2003 (the "Settlement Date") either by escrow of documentation and funds with the Escrow Agent or at the offices of Seller's counsel in the Washington, DC metropolitan area (the "Settlement") upon ten (10) days advance notice to Seller.

     6. Settlement Deliveries.

     (a) At Settlement Seller shall:

     (i) Deliver to the Title Company a good and sufficient special warranty deed conveying the Property in fee simple to Purchaser in accordance with the terms hereof, subject to no liens or encumbrances other than the Permitted Exceptions;

     (ii) Execute and deliver to Purchaser and the Title Company an affidavit of Seller certifying that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1990; as amended;

     (iii) Execute and deliver to Purchaser a General Assignment in a form to be agreed upon by Purchaser and Seller, with a General Assumption to be executed by Purchaser, assigning the Intangible Property to Purchaser, in accordance with the terms and conditions hereof, and an assignment of service contracts, with an assumption to be executed by Purchaser, assigning to Purchaser those of the Service Contracts which Purchaser has advised Seller, prior to the expiration of the Feasibility Study Period (hereafter defined), that Purchaser desires to be assigned to it hereunder (the "Assumed Service Contracts");

     (iv) Cause On-Site to execute and deliver to Purchaser two (2) original counterparts of the On-Site Lease and the letter of credit required as the Security Deposit thereunder;

     (v) Give full and complete possession of the Property to Purchaser, not subject to the right of possession by any person or entity other than pursuant to a Permitted Exception;

     (vi) Provide such good standing certificates and evidence of authority of Seller to sell the Property and due authorization and execution of the documents required from Seller at Settlement as may be required by the Title Company;


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

     (vii) Deliver to Purchaser all surveys, engineering materials, geotechnical information, plans, specifications, permits and licenses in Seller's possession or control, all of which shall be subject to assignment pursuant to the General Assignment referenced above;

     (viii) Deliver to Purchaser a reaffirmation, as of the Settlement Date, of Seller's representations made in Section 13.2 hereof;

     (ix) Deliver to Purchaser all plans and specifications and other items comprising the Intangible Property in Seller's possession or control;

     (x) Deliver to Purchaser the originals, or the best copies available to Seller, of all licenses and permits in respect of the Property, if any, to the extent in Seller's possession or control; and

     (xi) Execute and deliver an owner's affidavit, Virginia form R-5 and IRS Form 1099 as may be requested by the Title Company.

     (b) At Settlement, Purchaser shall:

     (i) Deliver, or cause to be delivered, to Seller and the Escrow Agent, if applicable, the respective portions of the Purchase Price;

     (ii) Execute and deliver to the Title Company such documentation as may be required in connection with the assumption of the Wachovia Debt;

     (iii) Execute and deliver to Seller two (2) counterparts of the On-Site Lease;

     (iv) Execute and deliver to Seller an assumption of the prospective obligations of Seller under the Assumed Service Contracts; and

     (v) Provide a good standing certificate and evidence of authority of Purchaser to consummate the transaction contemplated hereby and due authorization and execution of the documents required from Purchaser at Settlement.

     (c) Upon Settlement, Seller and Purchaser shall each instruct the Title Company to promptly undertake all of the following in the following manner:

     (i) Prorations. Prorate all matters referenced in Section 7 based upon the settlement statement delivered and signed by the parties;


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

     (ii) Recording. Cause the Special Warranty Deed and deferred purchase money deed of trust to be recorded in the Land Records of the City of Alexandria;

     (iii) Funds. Disburse from funds deposited by Purchaser with Escrow Agent toward payment of the Purchase Price to Seller and to all items chargeable to the account of Purchaser pursuant hereto in payment of such costs and disburse the balance of such funds, if any, to Purchaser;

     (vi) Title Policy. Direct the Title Company to issue the Title Policy to Purchaser.

     7. Adjustments.

     (a) All items of income and expense (but not any expenses accruing under any Service Contracts which are not Assumed Service Contracts) relating to the Property, including, without limitation, real estate taxes, annual front-foot benefit charges applicable to the Property, and any other matters customarily adjusted at settlement are to be adjusted between the parties as of the Settlement Date. Any special assessments pending against the Property as of Settlement shall be discharged at or prior to Settlement at the expense of Seller as applicable to the period before the Settlement Date, and assumed by Purchaser with respect to the period after the Settlement Date. Any Service Contracts affecting the Property which are not Assumed Service Contracts shall be terminated by Seller on or before the Settlement Date (if possible), Purchaser shall have no obligation therefor, and no adjustment of any cost thereunder shall be made at Settlement.

     (b) If Settlement shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to Settlement, when the tax rate and the assessed valuation of the Property is fixed for the year in which Settlement occurs, the parties agree to adjust the proration of taxes and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

     (c) Following Settlement, Purchaser shall have the right to pursue a reduction or refund in the real estate tax assessment for the Property from the appropriate governmental authority for any tax period prior to and after the Settlement. If Purchaser pursues a tax appeal and obtains an adjustment or reduction in the real estate tax assessment for the Property after Settlement, Seller shall be entitled to receive payment of the share of any refund or adjustment attributable to the period prior to the Settlement Date, offset by the pro rata share of any costs incurred in pursuing such reduction (but only to the extent such costs result in a savings as set forth above).

     (d) In the event that any errors in prorations or adjustments made at Settlement are discovered after the Settlement, the parties shall promptly re-adjust the subject amounts, with such payments to be made between the parties


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

as are necessary to correct the errors. In all events, the parties shall make such adjustments, or confirm in writing that no such adjustments are necessary, within 120 days after the end of the calendar year in which the closing occurs.

     (e) The agreements of Seller and Purchaser set forth in this Section 7 shall survive Settlement.

     8. Costs. Examination of title, title insurance, and the costs of the Survey and Title Commitment shall be paid by Purchaser. Seller shall pay the Virginia grantor's tax. Purchaser shall pay all other recordation and transfer taxes and other charges imposed upon recordation of the deed. Purchaser shall pay the cost of and tax applicable to the recordation of any mortgage or deed of trust executed at Settlement. Each party shall be responsible for its own attorneys' and other consultants' fees and expenses. Any other charges in connection with this transaction shall be paid in accordance with customary allocations in similar transactions in Alexandria, Virginia.

     9. Seller's Deliveries. Seller shall, within five (5) business days after the date hereof, Seller shall deliver to Purchaser the following, to the extent the same are currently in the possession or control of Seller or its agents:

     (a) Tax Statements. Copies of all bills issued for the most recent two (2) years for all real property taxes and personal property taxes payable with respect to the Real Property, or any portion thereof, and copies of all notices or other documents relating to any such assessments;

     (b) Plans and Specifications. Copies of all plans and specifications, architectural drawings, surveys, site plans and similar documents;

     (c) Licenses and Permits. Copies of all licenses and permits, including all licenses, permits, approvals, dedications and the like, relating or incident to the Real Property;

     (d) Environmental Reports. Copies of any environmental, soils and similar reports, tests and studies in Seller's possession or control; and

     (e) Title and Survey. Copies of any currently existing or previously issued surveys of all or any part of the Property, and all title information including both existing tile policies, reports and all underlying documentation noted therein in Seller's possession or control.

     (f) Loan Documents. Copies of all instruments and documents evidencing, securing or otherwise related to or in connection with the Wachovia Debt.

Purchaser acknowledges that Seller has previously delivered to Purchaser:
(a) a copy of that certain closing binder prepared by Wilmer, Cutler & Pickering labeled "On-Site Sourcing, Inc. Purchase and Finance of 800-840 North Henry


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Street, Alexandria, Virginia, Closing Date: November 17, 2000, having the index set forth on Exhibit D attached hereto; (b) a copy of that certain "Complete Appraisal Self-Contained Report" dated October 3, 2000, prepared by Johnson, McClellan, Sullins & Page for First Union National Bank, but excluding therefrom pages 3-14, 17-20, 31, 42, 50-62, 65-77, 79, 84-90 in the body of such report, and including only the following attachments: (i) $5,800,000 Commercial Note dated November 15, 2000; (ii) binder letter dated November 20, 2000 from AIG Environmental to AON Risk Services, Inc.; and (iii) Due Diligence Engineering Evaluation of North Point Center Building dated August 23, 2000, prepared by Facility Engineering Associates, P.C. (with only the following appendices thereto: (1) Appendix A, 10-Year Capital Expenditure Forecast, and (2) Figure 2, Site Plan, under the tab "Appendix C").

During the term of this Agreement, Seller shall make generally available to Purchaser copies of Seller's files pertaining to the Property. Purchaser acknowledges and agrees that Purchaser shall be responsible for verifying through Purchaser's own due diligence the accuracy and completeness of all documents and information, including the foregoing, provided by Seller to Purchaser, and any reliance by Purchaser on such documents and information shall be at Purchaser's own risk. In addition, Purchaser expressly acknowledges and agrees that Seller shall not be obligated to furnish, nor shall Purchaser be entitled to review or have access to, any confidential or proprietary documents or information connected with the Property, including but not limited to opinions, appraisals, audits, internal memoranda or other documents, internal work product or other similar documents, which are in the possession or control of Seller.

     10. Inspection, Development, Marketing. (a) Purchaser shall have the right from time to time, after providing Seller with reasonable advance notice, to enter upon the Property for the purpose of making any inspection, investigations, studies or tests which are deemed necessary or appropriate by Purchaser, including, without limitation, environmental, soils and related tests. Notwithstanding the foregoing, Purchaser shall not take any core samples, install any monitoring wells or undertake any other invasive tests or studies beyond those as are customarily undertaken in connection with an ASTM Phase I without the Seller's prior written consent. In the event Purchaser does not consummate Settlement hereunder, Purchaser shall repair any damage to the Property resulting from any inspections, studies or tests performed by Purchaser. During the term of this Agreement, Purchaser, its agents, consultants, contractors and subcontractors shall have the right to enter upon the Property and, provided that Purchaser obtains Seller's prior consent, to interview any party Purchaser deems necessary in order to properly evaluate the Property. (Seller hereby approves Purchaser's interviewing governmental agencies for such purposes.) Purchaser shall have the right to disclose to any such parties that Purchaser is considering purchasing the Property. Purchaser hereby indemnifies and holds harmless Seller from and against any and all liability, losses and damages (whether actual, direct, indirect, incidental or consequential), suits, claims, actions or other proceedings (including attorneys' fees), and costs and expenses (including the costs of restoration, remediation and other similar activities) arising in any connection with the entry onto the Property by Purchaser or any of its employees, agents, contractors or consultants. The foregoing indemnification shall survive consummation of Settlement hereunder, or any other termination of this Agreement.


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Notwithstanding the foregoing, if, during the Feasibility Study Period,
Purchaser receives an ASTM Phase I which indicates the necessity for further testing, monitoring or remediation, or advises that a Phase II is warranted, and Seller refuses to consent thereto (which consent shall not be unreasonably withheld, conditioned or delayed), Purchaser shall have the right to terminate this Agreement, upon which the Deposit shall be returned to Purchaser and neither party shall thereafter have any further rights or obligations hereunder.

Prior to entering onto the Property, Purchaser shall deliver to Seller certificates evidencing (1) commercial general liability insurance coverage against injury (including death) and property damage with a limit of not less than $1,000,000 and naming Seller as an additional insured, (2) worker's compensation insurance coverage with limits of not less than that required by law, and (3) employer's liability insurance coverage against accident and disease with a limit of not less than $1,000,000 for each employee. In addition, prior to performing any ASTM Phase II audit of the Property (for which consent of Seller is required hereunder), Purchaser shall deliver to Seller certificates evidencing that Purchaser and any and all parties performing the audit are covered by environmental liability insurance with a limit of not less than $1,000,000.

     (b) Purchaser may, during the term hereof and thereafter, pursue any entitlements for the Property it deems necessary, convenient or advisable for the further improvement of the Property, from all applicable agencies of the City of Alexandria, Virginia. The approvals which Purchaser may be seeking (the "Approvals") may (at Purchaser's option) include zoning, conceptual site plan, preliminary subdivision plan, detailed site plan, water and sewer systems approval, final authorization and approval of public water and sanitary sewer service and connections adequate for the Purchaser's planned use, and final approval of a site plan and building permit(s). Purchaser's success in obtaining the Approvals shall not be deemed a condition precedent hereunder. Seller covenants and agrees to cooperate, in reasonable respects, with Purchaser, both prior to and after Settlement, but at no third party expense to Seller, in Purchaser's efforts to obtain the Approvals, such cooperation to include, but not necessarily be limited to promptly executing and delivering to Purchaser any submission reasonably required in connection with the Approvals. Seller hereby agrees that its ownership of the Property is subject to the Lease, and that no physical construction or physical development on the Property shall take place until the expiration of the Lease. Purchaser agrees that in connection with its applications for the Approvals, it shall use good faith efforts (at no additional expense to Purchaser beyond those which Seller would have otherwise incurred in connection ) to seek from the City of Alexandria, relief from any existing unfunded or unperformed proffer, site plan, special use permit or similar approvals related to the occupancy by Seller and/or On-Site, provided that in no event will Purchaser become obligated for the performance of such unfunded or unperformed proffer, site plan, special use permit or similar approvals. Purchaser's good faith efforts as set forth above to seek from the City of Alexandria, relief from any existing unfunded or unperformed proffer, site plan, special use permit or similar approvals related to the occupancy by Seller and/or On-Site, shall include Purchaser offering a proffer package to the City of Alexandria which has at least reasonably equivalent value as those currently unfunded or unperformed proffers related to the current On-Site occupancy as set forth above.


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

     11. On-Site Lease. At Settlement, Purchaser and On-Site shall enter into a lease (the "On-Site Lease"), pursuant to which On-Site leases from Purchaser the entirety of the rentable space within the Building. The On-Site Lease shall be in substantially the form of Exhibit C attached hereto, in accordance with the following general terms and conditions:

          (a) Premises. The entirety of the rentable square footage in the Building.

          (b) Term. Twenty seven (27) months; provided, however that Purchaser may elect to shorten such term to twenty-four (24) months, provided that Seller gives notice of such election on or before the last day of the fourteenth (14th) month of the term (such right, "Seller's Option").

          (c) Rental. From the commencement of the On-Site Lease through the twenty-fourth (24th) month of the term, at the rate of Four Hundred Thousand Dollars ($400,000) per annum, and thereafter (including the Renewal Term, if exercised), at the rate of Four Hundred Sixty Thousand Dollars ($460,000) per annum, triple net (with On-Site responsible for all taxes, utilities, insurance, maintenance, and repairs).

          (d) Capital Replacements. The On-Site Lease shall provide that neither party shall be obligated for capital repairs or replacements of the roof, walls, foundations, HVAC, plumbing, electrical and other mechanical systems, In the event if at any time after the eighteenth (18th) month of the term of the On-Site Lease there exists a required repair the cost of which is in excess of $50,000.00, then, in lieu of making such repair, On-Site shall have the option of then terminating the On-Site Lease (and any subleases then existing thereunder) by giving Purchaser advance notice of thirty (30) days or longer. Further, in the event the premises under the On-Site Lease become uninhabitable through no action or inaction of On-Site, then in such event On-Site shall have the option of then terminating the On-Site Lease (and any subleases then existing thereunder) by giving Purchaser advance notice of thirty (30) days or longer.


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          (e)  Security Deposit. Seller shall furnish a letter of credit in the amount of Three Hundred Thousand Dollars ($300,000) (such letter of credit, the "Security Deposit") in form, substance and from an issuer acceptable to Purchaser The Security Deposit shall be delivered to Purchaser at Settlement. The Security Deposit shall secure the payment and performance of On-Site of all of its obligations under the On-Site Lease. Purchaser may draw upon the Security Deposit to reimburse Purchaser for any damages it may incur as a result of any default by On-Site, beyond any applicable notice or cure periods, as permitted under the terms of the On-Site Lease. Upon termination of the On-Site Lease, provided On-Site is not in default thereunder, Purchaser shall
               (i) assist On-Site in locating replacement space to relocate from the Building (or, alternatively, space within the Building at then current market rates), and (b) return to Seller (within thirty (30) days after the termination of the Lease) any remaining portion of the Security Deposit.

          (f) Sublease. On-Site shall have the right to sublet all or any portion of its Premises, subject to the consent of Purchaser and the terms of the On-Site Lease, which consent shall not unreasonably be withheld, conditioned or delayed.

     12. Conditions Precedent to Purchaser's Obligations. Settlement and Purchaser's obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction, not later than the Settlement (unless otherwise provided), of the following conditions, and the obligations of the parties with respect to such conditions are as follows:

     (i) Representations, Warranties and Covenants of Seller. Seller shall have duly performed each and every agreement to be performed by Seller hereunder, and Seller's representations, warranties and covenants set forth in this Agreement shall be true and correct as of the Settlement, both in all material respects.

     (ii) Seller's Deliveries. Seller shall have delivered all of the items required to be delivered by Seller under the terms of this Agreement (including, for purposes hereof, the On-Site Lease).

     (iii) Status of Title. Title to the Property shall be as required herein.

     (iv) Hazardous Substances. There shall exist no Hazardous Substances or environmental law violations on, at or concerning the Property as of the Settlement Date which have a material adverse effect upon the continued operation of the Property.

     (v) Proffers. There existing no unfunded or un-performed proffer or other governmental obligations or agreements with respect to the Property (other than (a) any such proffers and agreements which were disclosed to Purchaser in writing prior to the date hereof, which the Purchaser hereby acknowledges and accepts (subject to Seller maintaining the continuing obligation, for such proffers and agreements in accordance with the terms hereof), regardless of whether the performance thereof is current as of Settlement (and for which Seller shall remain obligated), or (b) any such proffers and agreements created by or at the request of Purchaser).

     (vi) Casualty or Condemnation. There having occurred no pending or threatened condemnation or casualty to the Property which has a material adverse affect upon the continued operation of the Property.

     (vii) Service Contracts. Seller shall have terminated or has assigned to On-Site (for On-Site to continue under the terms of the On-Site Lease) any Service Contract which Purchaser has notified Seller, during the Feasibility Study Period, that it will not assume at Settlement.

     (viii) Financial Condition of On-Site. There shall not have occurred any change in the condition of On-Site which would have a material adverse affect upon On-Site's ability to perform its obligations under the On-Site Lease (with the Purchaser hereby agreeing that the sale or merger of On-Site as a company, being currently contemplated, shall not be deemed such an event).

The conditions set forth in this Section 12 are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing. Any such waiver shall be deemed a release of Seller and any liability of Seller as a result of the failure of such condition. Neither Seller nor Purchaser shall act or fail to act for the purpose of permitting or causing any condition to fail (except to the extent Purchaser, in its own discretion, exercises its right to disapprove any such items or matters).

     In the event any of the conditions set forth in Section 12 (i) - (viii) are not timely satisfied, deemed approved or waived, for a reason other than the default of Purchaser or Seller under this Agreement, Purchaser shall have the right to terminate this Agreement, upon which the Escrow Agent shall immediately return the Deposit to Purchaser.

     13. Intentionally Deleted

     14. Condition of Property; Covenants.

     14.1 Seller's Covenants. Seller covenants that until Settlement Seller will
(i) continue the operation of the Property in the manner in which currently operated, (ii) not commit or knowingly permit to be committed any waste to the Property, (iii) not enter into any lease or service contract without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed, (iv) not enter into any agreement or instrument or take or fail to take any action which would constitute an encumbrance on the Property or which would bind Purchaser or the Property after Settlement, without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed, (v) not undertake to modify the zoning classification of the Property, (vi) keep the

Wachovia Debt current and not cause or permit any default thereunder, or any situation which, with the giving of notice or passage of time could constitute a default thereunder, and (vii) promptly notify Purchaser (and provide a copy) of any written notices of violation received by Seller from any governmental or quasi governmental agencies concerning the Property.

     14.2 Seller's Representations and Warranties. Seller makes the following representations and warranties as of the date hereof.

     (a) Representations Concerning Seller's Authority. (i) Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby;

     (ii) All requisite corporate action has been taken by Seller in connection with the entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby;

     (iii) This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legal and binding obligations of Seller and are enforceable against Seller in accordance with their terms.

     (iv) Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein will result in the material breach of any terms, conditions or provisions of, or constitute a material default under, any bond, note, or other evidence of indebtedness, or any indenture, mortgage, deed of trust, lease or similar agreement to which Seller is a party and affecting the Real Property.

     (b) Pending Actions. To the best of Seller's knowledge, there are no pending actions, suits, arbitrations, claims or proceedings, at law, in equity or otherwise, affecting all or any portion of the Property or in which Seller is a party.

     (c) Agreements. Seller has entered into no agreements affecting or relating to the right of any party with respect to the possession of the Property, or any portion thereof, which are obligations which will affect the Property or any portion thereof subsequent to the recordation of the Special Warranty Deed except as may be reflected in the Approved Condition of Title (including Permitted Exceptions, which includes the Wal-Mart Lease).

     (d) No Options. There do not exist any rights of first offer or refusals or options to purchase the Property or any portion thereof which have been granted by Seller.

     (e) Taxes. Other than the amounts disclosed by the tax bills delivered to Purchaser by Seller, to Seller's knowledge, no other real property taxes or assessments have been assessed against the Real Property for the current tax year. Seller has no knowledge, and Seller has received no notice to the contrary, of any special assessments or charges which have been levied against the Real Property.

     (f) FIRPTA. Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, and Seller will furnish a FIRPTA certificate to Purchaser prior to the Settlement in accordance with the terms and provisions of Section 6(a) hereof.

     (g) Environmental. To the best of Seller's knowledge, there are no Hazardous Substances (as hereinafter defined) in violation of laws or regulations at the Property, except as may be disclosed in any reports delivered pursuant to Section 9 hereof. "Hazardous Substances", as used herein, means any toxic or hazardous waste, pollutants or substances, including, without limitation, petroleum products or by-products, asbestos (irrespective of whether or not encapsulated) and substances defined or listed as hazardous substances or toxic substances or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 41 U.S.C. Section 9601, et seq., hazardous materials identified in or pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq., hazardous waste identified in or pursuant to the Resource Conservation and Recovery Act of 1976, as amended, 15 U.S.C. Section 2601, et seq. or any hazardous or toxic substance or pollutant regulated under any other applicable federal or local environmental law.

     (h) Claims. To the best of Seller's knowledge, all bills and claims for labor performed or materials furnished to or for the Property have been fully paid (or will be fully paid prior to Settlement), and Seller shall execute such affidavits, agreements and indemnities as Purchaser or the Title Company request in connection therewith.

     (i) Wachovia Debt. The Wachovia Debt is current in payment, and there exists no default or event which, with the giving of notice or the passage of time would constitute a default thereunder.

Any reference in this Agreement to "knowledge," "actual knowledge" or "best of knowledge" of Seller, or the receipt of notices or other communications by Seller, shall be deemed to mean the actual knowledge of, or receipt of notice or communication by, Jason Parikh. Purchaser acknowledges and agrees that neither such party nor any other employee or agent of Seller shall have any duty or obligation under this Agreement or other law to make any affirmative investigation of the matters covered by the foregoing provisions in order to determine the accuracy or truthfulness thereof. In addition, Purchaser hereby acknowledges and agrees that except with respect to the foregoing representations and warranties set forth in this provision above, or that which may be expressly set forth elsewhere in this Agreement (if at all), the Property is to be conveyed by Seller to Purchaser in "as-is, where-is" condition without warranty or representation, express or implied, as to zoning, physical condition, environmental condition, suitability for a particular purpose or any other matter whatsoever.

The representations and warranties contained herein shall survive
Settlement and recordation of the Special Warranty Deed for a period of six (6) months, and shall not be deemed to be merged therein.

     15. Feasibility Study Period. Purchaser shall have the right from the date hereof through 5:00 p.m. Eastern Time on November 22, 2003 (the "Feasibility Study Period") to make such investigations, studies and tests with respect to the Property as Purchaser deems necessary or appropriate to determine the feasibility of purchasing the Property. If, during the Feasibility Study Period, Purchaser determines, in its sole discretion, that the Property is not acceptable to Purchaser or the purchase thereof is not feasible then Purchaser may, at any time on the final day of the Feasibility Study Period (the "Feasibility Study Period Termination Date"), terminate this Agreement by written notice to Seller. In the event Purchaser obtains an ASTM Phase I prior to the Feasibility Study Period Termination Date which indicates that further testing of or on the Property is advised, then (subject to Seller approving such further testing as set forth in Section 10 hereof) the Feasibility Study Period Termination Date shall be extended (but only for the purpose of performing such additional testing as may be approved by Seller in accordance with Section 10 hereof) to that date which is five (5) business days (but not later than the outside date for Settlement as set forth in Section 5 hereof) after Purchaser receives a written report based on an ASTM Phase II performed by its environmental consultant; provided that in any event (i) Purchaser shall initiate such additional testing promptly once the same has been consented to by Seller, (ii) Purchaser shall cooperate with its engineers to expedite such testing to the extent possible, and (iii) the same shall not extend the outside date for Settlement in accordance with Section 5 of this Agreement. Upon any timely termination of this Agreement pursuant to this Section 15, the Deposit shall be promptly paid to Seller, and neither party shall thereafter have any further rights or obligations hereunder. Without in any way limiting any other express provision of this Agreement pursuant to which the Deposit is to be returned to Purchaser, and notwithstanding the foregoing provisions of this
Section 15, if (and only if) the Agreement is terminated in accordance with Sections 12 (iii) - (viii) hereof, then the Deposit shall be returned to Purchaser.

     16. Condemnation and Casualty. In the event Seller receives notice of any condemnation proceedings, notice of the intention of any governmental or quasi-governmental authority to initiate condemnation proceedings, or if any such proceedings commence, or an actual condemnation or taking of the Real Property or any portion thereof occurs, which in any such event takes more than ten percent (10%) of the Property, or there occurs a casualty at or on the Property the cost of repair for which is $200,00.00 or more, Seller will promptly notify Purchaser and Purchaser may, within thirty (30) days thereafter
(i) elect to terminate this Agreement, in which event, the Deposit shall be returned to Purchaser and the parties shall be relieved of all further liability hereunder except as specifically set forth elsewhere in this Agreement; or (ii) if Purchaser does not elect to terminate this Agreement, claim the condemnation award or, as applicable, casualty insurance proceeds as well as any unpaid claims or rights in connection therewith and such claims and awards shall be assigned to Purchaser at Settlement (and in the event of casualty, together with the amount of any deductible on Seller's insurance policy), or if paid to Seller prior to Settlement, shall be credited at Settlement against the Purchase Price. In the event Purchaser does not terminate this Agreement as aforesaid, Purchaser shall have the right to negotiate with the condemning authority and/or applicable insurer, as applicable, and Seller agrees that it shall neither negotiate nor compromise with such authority or insurer without Purchaser's prior written consent.

     17. Default. (a) If Purchaser shall breach or default hereunder, the amount of damages not being ascertainable, the Deposit provided in Section 4 above shall be forfeited and the same shall forthwith be delivered by the Escrow Agent to Seller as liquidated damages. In the event of such breach or default by Purchaser, Seller's sole remedy shall be restricted to retention of said Deposit, and Purchaser shall have no other responsibility or liability of any kind to Seller by virtue of such default; Seller hereby waiving and relinquishing any other right or remedy against Purchaser.

     (b) If Seller shall breach or default hereunder, Purchaser shall have the right to either (i) terminate this Agreement and receive a return of the Deposit together with a reimbursement from Seller of all third party costs and expenses incurred in connection with the transaction contemplated hereby, up to (but not exceeding) an amount of $100,000, or (ii) obtain specific enforcement; in which event, the Deposit (including any portion of the Deposit paid or released to Seller) shall, at Purchaser's request, be promptly returned to Purchaser during the pendency of any such action.

     18. Broker. Each party, by the execution hereof, represents and warrants that neither party has engaged the services of any broker, finder, agent or other similar person or entity in connection with this transaction. Each party shall indemnify and hold harmless the other against and from any loss, cost, damage or fee (including attorneys' fees) resulting from any inaccuracy of such representation and warranty. The provisions of this Section 18 shall survive Settlement or other termination of this Agreement.

     19. Definition of "business day". For purposes of this Agreement, the term "business day" as used herein shall mean all days of the week except for Saturday, Sunday and any other days which are declared federal bank holidays in Washington, D.C. If any period of time ends, or if any act is required to be performed, on a day other than a business day, then the applicable period of time shall be deemed to expire, or the date required for the performance of the appropriate obligation shall be deemed to be extended, on the next business day following the applicable date of performance.

     20. Miscellaneous.

     (a) Notices. Any and all notices, requests or other communications hereunder shall be deemed to have been duly given on the day of actual delivery thereof (as evidenced by receipt therefore) if in writing and if transmitted by hand delivery with receipt therefor, by recognized overnight courier, or by registered or certified mail, return receipt requested (or, as to a notice pursuant to Section 2 hereof, via facsimile transmission with a confirmation by the sending machine of receipt by the receiving machine) addressed as follows (or to such new address as the addressee of such a communication may have notified the sender thereof):

                  To Seller:                On-Site Sourcing, Inc.
                                            834 North King Street
                                            Alexandria, VA  22314
                                            Attention: Mr. Jason Parikh
                                            Facsimile: (703) 683-0240

                  With copies to:           Thomas E.D. Millspaugh, Esq.
                                            Wilmer, Cutler & Pickering
                                            100 Light Street
                                            Baltimore, Maryland  21202
                                            Facsimile: (410) 986-2828

                  To Purchaser:             Capital Associates Management, LLC
                                            1800 Diagonal Road, Suite 600
                                            Alexandria, Virginia 22314
                                            Attention: Mr. C. Meade Rhoads
                                            Facsimile (703) 684-3157

                           AND

                                            Capital Associates Management, LLC
                                            1100 Crescent Green, Suite 115
                                            Cary, North Carolina 27511
                                            Attention: Mr. Frank P. Baird
                                            Facsimile: (919) 233-9905

                  With copies to:           J. Richard Saas, Esq.
                                            Tenenbaum & Saas, P.C.
                                            4330 East-West Highway, Suite 1150
                                            Bethesda, Maryland 20814
                                            Facsimile (301) 961-5305

     (b) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

     (c) Headings. The captions and headings herein are for convenience and reference only and in no way define or limit the scope or content of this Agreement or in any way affect its provisions.

     (d) Effective Date. This Agreement shall be effective as of the date of full and final execution and delivery hereof by Purchaser and Seller.

     (e) Counterpart Copies; Facimile Transmission. This Agreement may be executed in two or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement. A facsimile transmission of this Agreement, as signed by the party making such transmission, shall constitute a valid delivery of this Agreement by such party for all purposes.

     (f) Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that Purchaser shall not be entitled to assign this Agreement without the prior written consent of Seller, which consent shall be given or withheld at Seller's sole discretion, provided however that Seller's consent shall not be required (but advance written notice shall be required) for an assignment of this Agreement to an entity in which Purchaser retains a substantial economic interest.

     (g) Entire Agreement. This Agreement and the Exhibits attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings. Purchaser and its agents, and Seller and its agents, shall not be bound by any terms, conditions statements, warranties or representations, oral or written, not contained herein. No change or modifications to this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

     (h) Limitation of Claims. No statutory or other legal rights under federal, state or local laws and/or regulations shall apply between the parties with respect to the Property and the transactions contemplated by this Agreement, and the parties are liable only pursuant to the covenants, representations and/or warranties expressly stated in this Agreement and no other agreements, laws or regulations. Likewise, upon Settlement, Purchaser shall be deemed to have automatically released and discharged forever the Seller and all employees, officers, directors, trustees, partners and affiliates of Seller, as well as any investment manager and other agents of Seller, from any and all claims, suits and liability, including but not limited to actions for contribution or reimbursement after environmental remediation, which might otherwise arise under any law or regulation which is not expressly contained in this Agreement.

     (i) Survival. The terms and provisions of this Agreement shall survive Settlement and delivery of a deed, and shall not be merged therein except as expressly provided otherwise herein.

     (j) Exhibits

                           A - Description of Property
                           B - Service Contracts
                           C - On-Site Lease
                           D - Closing Binder Index

The Exhibits attached hereto are hereby incorporated herein by this reference for all purposes.

     (k) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     (l) Confidentiality. The parties will maintain the confidentiality of the terms of the transaction and the contents of this letter and transaction documents, except that Purchaser and Seller may disclose such matters to their lenders, prospective lenders, agents, attorneys, accountants, engineers and others, to the extent reasonably necessary, in connection with the due diligence and/or consummation of this transaction. In addition, Seller may make such filings and such other disclosure as may be required under federal securities laws applicable to Seller's parent, which is a publicly-held company. Seller agrees that to the extent permitted under applicable securities disclosure and other laws, Seller shall make reasonable efforts to not include the Purchase Price in any announcement of this transaction to the local press.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending that for all purposes this document constitute a document under seal, on the date or dates set forth below.

                               SELLER:

                               N. HENRY STREET REALTY CO, LLC


                               By:  /s/ Jason Parikh
                               Name:
                               Title:
                               Date:

                               PURCHASER:

                               CAPITAL ASSOCIATES MANAGEMENT, LLC


                               By: /s/ Frank P Baird
                               Name:
                               Title:
                               Date:




61103-3
3065/003
11-4-03

                                    EXHIBIT A

                              Property Description
                              --------------------

All those lots of ground, with the improvements thereon, situate in the City of Alexandria, Virginia, and more particularly described as:

     Lots 51 through 511 of the division of property of Mason-Stanley Building Corporation as the same appears duly dedicated, platted and recorded by the Deed of Dedication dated March 9, 1956 and recorded in Deed Book 428 at page 337, among the Land Records of the City of Alexandria, Virginia.

Tax Map # 054.01-03-06

                                    EXHIBIT B

                                Service Contracts
                                -----------------

                                    EXHIBIT C

                                  On-Site Lease
                                  -------------

                                    EXHIBIT D

                              Closing Binder Index
                              ---------------------



                                       25